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                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of Equity Investor Fund, Concept Series, Baby Boom Economy Portfolios 1999 Series, Defined Asset Funds:

We consent to the use in this Registration Statement No. 333-72365 of our report dated March 23, 1999 relating to the Statements of Condition of Equity Investor Fund, Concept Series, Baby Boom Economy Portfolios 1999 Series, Defined Asset Funds and to the reference to us under the heading 'How the Fund
Works--Auditors' in the Prospectus which is a part of this Registration
Statement.

DELOITTE & TOUCHE LLP
New York, N.Y.
March 23, 1999